Exhibit 99.1

Century Communities Expands Unsecured Credit Facility to $200 Million

- Accordion Feature Allows Further Expansion to $300 Million –

GREENWOOD VILLAGE, COLORADO (AUGUST 3, 2015) – Century Communities, Inc. (NYSE:CCS) (the “Company”), a top-25 US homebuilder of single-family homes, townhomes and flats in select markets, today announced, that it has expanded its senior unsecured credit facility to a three year, $200 million credit facility, with an accordion feature allowing the Company to increase the borrowing capacity to $300 million, subject to certain approvals.  Borrowings under the credit facility will bear interest at a rate of LIBOR plus a spread of 2.75% to 3.25%, depending on Century’s leverage ratio.  The new credit facility will be available for working capital needs, general corporate purposes and growth initiatives.  The Credit facility replaced the Company’s prior $120 million credit facility with an $80 million accordion feature.

“We are pleased with the expansion of our credit facility which provides us additional flexibility to continue investing in value enhancing opportunities,” said Dave Messenger, Chief Financial Officer.  “The amended facility was completed on attractive terms to our Company while also extending the maturity by one year to 2018.  We appreciate the continued support of our bank partners in providing us with this attractive source of liquidity to further capitalize on our long term strategic initiatives.”

Texas Capital Bank acted as sole Lead Arranger and six additional banks are participants in the credit facility.  Additional details on pricing and other terms of the credit facility may be found in the Form 8-K that will be filed with the Securities and Exchange Commission and also available on the Investor Relations section of our website at www.centurycommunities.com.

About Century Communities:

Founded in 2002, Colorado-based Century Communities is a builder of single-family homes, townhomes and flats in select major metropolitan markets in Colorado, Texas, Nevada, and Georgia.  The Company offers a wide variety of product lines and is engaged in all aspects of homebuilding, including the acquisition, entitlement and development of land and the construction, marketing and sale of homes.  Century Communities is a top-25 U.S. homebuilder based on homes delivered.  To learn more about Century Communities please visit www.centurycommunities.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions.  Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters.  Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved.  Forward-looking statements are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements.  Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law.  Investors are referred to the Company’s Annual Report on Form 10-K for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Contacts

Investor Relations:

303-268-8398

InvestorRelations@CenturyCommunities.com